Exhibit 99.1

Absci Welcomes Meta Senior Executive to Board of Directors
Technology veteran Dan Rabinovitsj provides expertise in collaborating with technology partners to catalyze innovation as Absci accelerates generative AI drug creation

VANCOUVER, Wash. and NEW YORK. November 2, 2022 -- Absci Corporation (Nasdaq: ABSI), a generative AI drug creation company, today announced Meta Connectivity VP Dan Rabinovitsj as the newest member of its Board of Directors. With three decades of leadership in scaling technologies, innovating business models and growing companies, Mr. Rabinovitsj will provide strategic insights as Absci continues to scale its unprecedented combination of AI and wet lab capabilities to help create better biologics for patients, faster.

“Absci has impressed me with their technology and data, together which have the potential to turn Absci’s bold vision into reality: to create therapeutics at a click of a button” said Dan Rabinovitsj, VP of Connectivity at Meta. “Absci stands out in a complex market with its ability to combine cutting-edge generative AI models with proprietary wet-lab capabilities for real-time validation. It’s no surprise that the company has a growing pipeline of industry-leading partnerships, and I look forward to teaming up with them to achieve their ambitious goals.”
The appointment of Mr. Rabinovitsj comes during a time of strategic evolution for Absci, which is deploying more than a decade of experience in synthetic biology to dramatically power its generative AI-powered drug creation capabilities. Mr. Rabinovitsj will join Absci’s Board of Directors following Dr. Andreas Busch’s transition from an Absci’s Board member to his current role as Absci’s Chief Innovation Officer. Dr. Busch’s track record of bringing over 10 drug candidates to market, along with Mr. Rabinovitsj’s expertise in growing and innovating business models will further strengthen Absci’s ability to deliver on its vision.

“Dan is a proven leader who has scaled technologies that take businesses to new heights and unlock new ecosystems,” said Sean McClain, Founder and CEO of Absci. “He has been a key player in helping Meta build out strategy and technology. With the convergence of the technology and biotech industries, now more than ever, Dan’s experience and insights will be invaluable in our mission to create better biologics, faster.”

Since 2018, Mr. Rabinovitsj has served as VP of Meta Connectivity, where he is focused on collaborating with industry partners to catalyze technology and business model innovations in the networking and telecommunications industries to realize both structural opex and capex reductions for service providers and performance enhancements to enable the metaverse. Prior to Meta, he served as President and COO of Ruckus Networks, where he focused on delivering high performance wireless and wired connectivity in the Enterprise and Service Provider markets. He has held executive leadership roles at Silicon Labs, NXP, Atheros and Qualcomm.

About Absci
Absci is the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including Bionic™ proteins containing nonstandard amino acids, and other novel drug designs that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci, and subscribe to our Absci YouTube channel.

Exhibit 99.1

Availability of Other Information about Absci
Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites, as well as on Twitter, LinkedIn and YouTube. The information that we post on these websites and social media outlets could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website and social media postings, or any other website that may be accessed from our website or social media postings, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Absci Forward-Looking Statements
Certain statements relating to Absci in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “aim,” “continue,” “may,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “objective,” “goal,” “estimates,” “expects,” “progress,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding technology development efforts and the application of those efforts, advancements toward in silico drug design and creation, drug discovery and development activities, internal research and publication efforts, the effective incorporation of our technology in drug design, and corporate initiatives, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on strategic activities with our partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact
investors@absci.com

Media Contact
press@absci.com
absci@methocommunications.com